                                                                    EXHIBIT 24.1

      The undersigned constitutes and appoints SCOTT C. GROUT and JULIA A. HARPER, and each of them, as the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign the RadiSys Corporation Annual Report on Form 10-K for the year ended December 31, 2005 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each of them, full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          SIGNATURE                      TITLE                       DATE
-----------------------------    ---------------------        ------------------
    /s/ C. SCOTT GIBSON          Chairman of the Board        February 27, 2006
-----------------------------        and Director
      C. Scott Gibson

      /s/ KEN BRADLEY                  Director                   March 1, 2006
-----------------------------
        Ken Bradley

  /s/ RICHARD J. FAUBERT               Director               February 28, 2006
-----------------------------
    Richard J. Faubert

 /s/ DR. WILLIAM W. LATTIN             Director               February 28, 2006
-----------------------------
   Dr. William W. Lattin

    /s/ KEVIN C. MELIA                 Director               February 26, 2006
-----------------------------
      Kevin C. Melia

       /s/ CARL NEUN                   Director               February 27, 2006
-----------------------------
         Carl Neun

   /s/ Lorene K. Steffes               Director               February 28, 2006
-----------------------------
     Lorene K. Steffes